Exhibit 10.7

This NOVATION, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as a deed as of July 23, 2021, by and among PropertyGuru Pte. Ltd., a Singapore private company limited by shares (the “Company”), PropertyGuru Group Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), and Epsilon Asia Holdings II Pte. Ltd., a Singapore private company limited by shares (the “Warrantholder”).

WHEREAS, the Warrantholder is the holder of warrants to subscribe for up to 112,000 ordinary shares in the Company (the “Warrants”), which Warrants were created by the Company by deed poll executed as of October 12, 2018 (the “Company Warrant Instrument”) and the related Certificate of Warrants to Subscribe for Ordinary Shares in the Company issued as of October 12, 2018 (the “Company Warrant Certificate”);

WHEREAS, on even date herewith, the Company, PubCo, Bridgetown 2 Holdings Limited, a Cayman Islands exempted company limited by shares, and B2 Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares and a direct wholly-owned Subsidiary of PubCo, entered into a business combination agreement (as amended, modified or supplemented from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the terms and conditions of the Business Combination Agreement, at the Amalgamation Effective Time (as defined in the Business Combination Agreement), (a) the outstanding Company Shares shall be cancelled in consideration of the right to receive PubCo Shares to be listed and traded on a stock exchange, (b) the other Equity Securities of the Company shall be assumed by PubCo and shall thereafter be exercisable for or represent the right to receive a number of PubCo Shares calculated based on the Exchange Ratio as set forth in the Business Combination Agreement rather than Company Shares, and (c) it is contemplated that PubCo shall assume the obligations of the Company with respect to the Warrants;

WHEREAS, the Company, PubCo and the Warrantholder each desire that the Warrants be assumed by PubCo, as valid and binding legal obligations of PubCo, on terms and conditions modified in accordance with this Agreement; and

WHEREAS, the terms and conditions of this Agreement have been duly approved by a Special Resolution (as defined in the Company Warrant Instrument in effect as of the date of this Agreement);

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Definitions; Interpretation. Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Business Combination Agreement, and this Agreement shall be interpreted, construed and applied in accordance with the rules of construction set forth in Section 1.2 of the Business Combination Agreement.

2. Warrant Novation.

2.1. Novation and Assumption. The Company hereby novates, grants, conveys and transfers to PubCo all of the Company’s rights and obligations under, pursuant to or in connection with the Company Warrant Instrument, Company Warrant Certificate and Warrants, and PubCo hereby accepts such novation, grant, conveyance and transfer and agrees to assume, pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s duties and responsibilities pursuant to or in connection with the Company Warrant Instrument, Company Warrant Certificate and Warrants, each as amended or modified by this Agreement, in each case effective as of the Amalgamation Effective Time.

2.2. Consent to Novation. The Warrantholder hereby consents to the novation, grant, conveyance and transfer of all of the Company’s rights and obligations under, pursuant to or in connection with the Company Warrant Instrument, Company Warrant Certificate and Warrants and shall release and discharge the Company from further performance of the Company Warrant Instrument, Company Warrant Certificate and Warrants and from all liabilities, claims and demands howsoever arising on and with effect from the Amalgamation Effective Time, whether in contract, tort or otherwise, and accepts the performance by, and the liability of, PubCo under the Company Warrant Instrument, Company Warrant Certificate and Warrants, each as amended or modified by this Agreement and in each case, on and with effect from the Amalgamation Effective Time, in place of the performance by, and the liability of, the Company. For the avoidance of doubt, the Company shall not be released or discharged in respect of any and all of the Company’s rights and obligations under, pursuant to or in connection with the Company Warrant Instrument, Company Warrant Certificate and Warrants which have accrued up to but not including the Amalgamation Effective Time, whether in contract, tort or otherwise.

3. Amendment and Modification of Warrant Terms.

3.1. PubCo Amalgamation Warrants. Effective as of the Amalgamation Effective Time, the Warrants shall no longer be exercisable for Company Shares, but shall instead be exercisable (subject to the terms of the attached Annex A to this Agreement) for a number of PubCo Shares calculated based on the Exchange Ratio as set forth in the Business Combination Agreement.

3.2. Amendment and Restatement of Warrant Terms. Effective as of the Amalgamation Effective Time:

(a) the Company Warrant Instrument, Company Warrant Certificate and their respective associated schedules, terms, conditions and endorsements, in each case in effect as of immediately prior to the Amalgamation Effective Time, shall cease to govern and provide for the terms and conditions of the Warrants;

(b) the Company Warrant Instrument is hereby supplemented, amended and restated in its entirety in the form of the attached Annex A to this Agreement; and

(c) the terms and conditions of the Warrants shall thereafter be as set forth in the attached Annex A to this Agreement and shall be binding upon PubCo and the Warrantholder.

3.3. Sanction. The Warrantholder hereby:

(a) consents to the supplement, amendment and modification of the Warrants, Company Warrant Instrument and Company Warrant Certificate as provided in this Agreement and the Business Combination Agreement; and

(b) acknowledges and agrees that the modification of the Company Warrant Instrument pursuant to this Agreement is valid and effective notwithstanding any procedural requirements contained in clause 7 of the Company Warrant Instrument, the same being inapposite in the context of the Business Combination Agreement.

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4. Adjustment to Shares Underlying the Warrant. Upon the Amalgamation Effective Time, after giving effect to the amendment provided in this Agreement, the Warrants shall entitle the Warrantholder to subscribe for and purchase 4,043,411 PubCo Shares, subject to adjustment from time to time after the Amalgamation Effective Time in accordance with Part 4 of Annex A.

5. Tax and Stamp Duties. PubCo shall pay all stamp duties and other similar duties or taxes payable on or in connection with the constitution and initial issue of the PubCo Amalgamation Warrants, the distribution of the PubCo Amalgamation Warrants, the issue of the PubCo Shares pursuant to the exercise of the PubCo Amalgamation Warrants and the execution of this Agreement. Any other stamp duties, similar duties or taxes on, or arising from, the transfer of any of the PubCo Amalgamation Warrants or the PubCo Shares subsequent to their respective date of issue will be for the account of the Warrantholder.

6. Miscellaneous.

6.1. Effectiveness. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall not occur until the Amalgamation Effective Time and that this Agreement shall not become effective, shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason prior to the Amalgamation Effective Time.

6.2. Amendment. This Agreement (including, for avoidance of doubt, Annexes A and B hereto) may be amended (a) prior to the Amalgamation Effective Time, with the written consent of each of PubCo, the Company and the Warrantholder, and (b) after the Amalgamation Effective Time, with the written consent of PubCo and the Warrantholder.

6.3. Successors. All the covenants and provisions of this Agreement by or for the benefit of PubCo, the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns.

6.4. Applicable Law and Forum. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York. Subject to applicable law, each of PubCo, the Company and the Warrantholder hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. Each of PubCo, the Company and the Warrantholder hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 6.4. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

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6.5. Notices. The provisions of Section 13.3 of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein, provided, that the initial contact details of the Warrantholder for purposes of delivering notices in connection with this Agreement and the Warrants shall be:

Address: 8 Marina View

#33-04 Asia Square Tower 1

Singapore 018960

Attention: General Counsel

Facsimile No.: +65 6922 5801

6.6. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.7. Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

6.8. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature pages follow]

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IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above, as a Deed.

EXECUTED AS A DEED for and on behalf of:

PROPERTYGURU PTE. LTD.

By:	/s/ Hari Vembakkam Krishnan
Name:	Hari Vembakkam Krishnan
Title:	Chief Executive Officer and Managing Director

In the presence of:

Witness:	/s/ Maya Hari
Name:	Maya Hari
Title:	VP, Twitter

PROPERTYGURU GROUP LIMITED

By:	/s/ Daniel Wong
Name:	Daniel Wong
Title:	Director

In the presence of:

Witness:	/s/ Lo Mei Bo
Name:	Lo Mei Bo
Title:	Secretary

EPSILON ASIA HOLDINGS II PTE. LTD.

By:	/s/ Adam John Hyland
Name:	Adam John Hyland
Title:	Director

By:	/s/ Ngan Nim Ying
Name:	Ngan Nim Ying
Title:	Director

ANNEX A

TERMS AND CONDITIONS OF PUBCO AMALGAMATION WARRANTS

From and after the Amalgamation Effective Time, the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of PubCo and the holders of the Warrants, shall be as set forth in the following terms and conditions (these “Warrant Terms”).

1. Form and Registration of Warrants.

1.1 Form of Warrant. Each Warrant shall subsist in registered form only. If a physical certificate is issued in respect of a Warrant, then such certificate:

(a) shall be in substantially the form of Annex B to that certain Novation, Assumption and Amendment Agreement made and entered into as of [•], 2021, by and among PropertyGuru Pte. Ltd., PropertyGuru Group Limited (“PubCo”), and Epsilon Asia Holdings II Pte. Ltd., (the “Company Warrant Agreement”) the provisions of which Exhibit B are incorporated herein;

(b) shall be signed by, or bear the facsimile signature of, the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Chief Operations Officer, Secretary or other principal officer of the PubCo; and

(c) shall be invalid and of no effect and may not be exercised by the holder thereof, unless and until countersigned by PubCo in accordance with these Warrant Terms.

1.2 Registry Matters.

(a) PubCo shall maintain books (the “Warrant Register”) recording the issuance, holder, denomination and transfer of the Warrants.

(b) Prior to due presentment for registration of transfer of any Warrant in accordance with and as permitted by these Warrant Terms, PubCo may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby, for the purpose of any exercise thereof, and for all other purposes, and PubCo shall not be affected by any notice to the contrary

1.3 No Fractional Warrants. PubCo shall not issue fractional Warrants. If a holder of Warrants would be entitled to receive a fractional Warrant, PubCo shall round down to the nearest whole number the number of Warrants to be issued to such holder.

2. Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing upon the Amalgamation Effective Time, and terminating at 5:00 p.m., New York City time, on the date that is 180 days after the date on which the Amalgamation Effective Time occurs (the “Expiration Date”). Each outstanding Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under these Warrant Terms, shall cease at 5:00 p.m. New York City time on the Expiration Date.

Annex A - 1

3. Terms of Exercise of Warrants.

3.1 Warrant Price. Each Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of these Warrant Terms, to purchase from PubCo the number of PubCo Shares stated therein, at the price per PubCo Share equal to the Warrant Price, being $6.92, subject to the adjustments provided in Part 4 of these Warrant Terms. The term “Warrant Price” as used in these Warrant Terms shall mean the price per share at which PubCo Shares may be purchased at the time a Warrant is exercised.

3.2 Election to Purchase and Payment. Subject to the provisions of the Warrant and these Warrant Terms, a Warrant may be exercised by the Registered Holder thereof by delivering to PubCo (a) the Warrant Certificate, if any, evidencing the Warrants to be exercised, (b) an election to purchase (“Election to Purchase”) PubCo Shares pursuant to the exercise of a Warrant, in the form on the reverse of the Warrant Certificate, properly completed and executed by the Registered Holder (on the reverse of the Warrant Certificate, if any), and (c) payment in full of the Warrant Price for each full PubCo Share as to which the Warrant is exercised and any and all applicable fees and taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the PubCo Shares and the issuance of such PubCo Shares, by wire transfer of immediately available funds.

3.3 Issuance of PubCo Shares. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant, PubCo shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, for the number of full PubCo Shares to which such Registered Holder is entitled pursuant to these Warrant Terms, registered in the name of such Warrant holder (or such other person as may be directed by the Warrantholder), and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of PubCo Shares as to which such Warrant shall not have been exercised. If fewer than all the Warrants are exercised, a notation shall be made to the Warrant Register maintained by PubCo evidencing the balance of the Warrants remaining after such exercise.

3.4 Valid Issuance. All PubCo Shares issued upon the proper exercise of a Warrant in conformity with these Warrant Terms and Governing Documents of PubCo shall be validly issued, fully paid, non-assessable, unencumbered and free and clear of any security interests, claims (including pre-emptive rights), liens and encumbrances.

3.5 Date of Issuance. Upon due and proper exercise of a Warrant, PubCo shall make the necessary entries in the register of members of PubCo (and, if agreed between the Registered Holder and PubCo, issue a certificate) in respect of the PubCo Shares issued in respect of the exercised Warrant. Each person in whose name any book-entry position in the register of members of PubCo or certificate, as applicable, for PubCo Shares is issued shall for all purposes be deemed to have become the holder of record of such PubCo Shares on the date on which the Warrant, or book-entry position in the register of members of PubCo representing such Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the register of members or share transfer books of PubCo or book-entry system of PubCo are closed, such person shall be deemed to have become the holder of such PubCo Shares at the close of business on the next succeeding date on which the register of members, share transfer books or book-entry system are open.

Annex A - 2

4. Adjustments.

4.1 Share Dividends and Splits. If following the Amalgamation Effective Time, and subject to the provisions of Part 4.6 below, the number of outstanding PubCo Shares is increased by a share dividend payable in PubCo Shares, or by a split up of PubCo Shares, or other similar event, then, on the effective date of such share dividend, split up or similar event, the number of PubCo Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of PubCo Shares.

4.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Part 4.6 below, the number of issued and outstanding PubCo Shares is decreased by a consolidation, combination or reclassification of PubCo Shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of PubCo Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in issued and outstanding PubCo Shares.

4.3 Adjustments in Warrant Price. Whenever the number of PubCo Shares purchasable upon the exercise of the Warrants is adjusted, as provided in Parts 4.1 or 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of PubCo Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of PubCo Shares so purchasable immediately thereafter.

4.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding PubCo Shares (other than a change addressed in Parts 4.1 or 4.2 above or that solely affects the par value of such PubCo Shares), or in the case of any merger or consolidation of PubCo with or into another corporation (other than a consolidation or merger in which PubCo is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding PubCo Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of PubCo as an entirety or substantially as an entirety in connection with which PubCo is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the PubCo Shares purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in PubCo Shares addressed in Parts 4.1 or 4.2 above, then such adjustment shall be made pursuant to Parts 4.1, 4.2, 4.3 and this Part 4.4. The provisions of this Part 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

4.5 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of PubCo Shares issuable upon exercise of a Warrant, PubCo shall give written notice thereof to the Registered Holders as soon as reasonably practicable thereafter, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of PubCo Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Parts 4.1, 4.2, 4.3 and 4.4, PubCo shall give written notice of the occurrence of such event to each holder of a Warrant as soon as reasonably practicable thereafter, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event unless there has been material prejudice to the Warrantholder as a result of failure to give such notice, or any defect therein.

Annex A - 3

4.6 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, PubCo shall not issue fractional PubCo Shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Part 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, PubCo shall, upon such exercise, round down to the nearest whole number, the number of PubCo Shares to be issued to such holder.

4.7 Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Part 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of PubCo Shares as is stated in the Warrants as of immediately following the Amalgamation Effective Time; provided, however, that PubCo may at any time in its sole discretion make any change in the form of Warrant that PubCo may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.8 Other Events. In case any event shall occur affecting PubCo as to which none of the provisions of preceding subsections of this Part 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (a) avoid an adverse impact on the Warrants and (b) effectuate the intent and purpose of this Part 4, then, in each such case, the board of directors of PubCo shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Part 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. Without prejudice to the foregoing, PubCo shall not take any action which would result in any adjustment to the Warrant Price if, after giving effect thereto, the Warrant Price would be decreased to such an extent that the PubCo Shares to be issued on exercise of any Warrants could not, under any applicable law then in effect, be legally issued as fully paid.

5. Transfer and Exchange of Warrants.

5.1 Restriction on Transfer. During the Exercise Period, without the prior written consent of the board of directors of PubCo, no holder of Warrants shall effect, undertake, enter into or announce any (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Warrant, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Warrant, whether or not any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); provided, however, that the initial Warrantholder may transfer all (but not less than all) of the Warrants to any Affiliate of such Warrantholder who agrees in writing with PubCo to be subject to the terms and conditions of these Warrant Terms and the Company Warrant Agreement.

Annex A - 4

5.2 Registration of Transfer. Subject to Part 5.1 above, PubCo shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, in the case of certificated Warrants, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by PubCo.

5.3 Procedure for Surrender of Warrants. Subject to Part 5.1 above, Warrants may be surrendered to PubCo, together with a written request for exchange or transfer, and thereupon PubCo shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, PubCo shall not cancel such Warrant and issue new Warrants in exchange thereof until PubCo has received an opinion of counsel for PubCo stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.4 Fractional Warrants. PubCo shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book-entry position for a fraction of a warrant.

5.5 Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.6 Warrant Execution and Countersignature. Subject to Part 5.1 above, PubCo is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Part 5.

6. Other Provisions Relating to Rights of Holders of Warrants.

6.1 No Rights as Shareholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a shareholder of PubCo, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of general meetings or the appointment of directors of PubCo or any other matter.

6.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, PubCo may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of PubCo, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

6.3 Reservation of Ordinary Shares. PubCo shall at all times reserve and keep available a number of its authorized but unissued PubCo Shares that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

Annex A - 5

6.4 Examination of the Warrant Agreement. A copy of these Warrant Terms and of the Company Warrant Agreement shall be available at all reasonable times at the office of PubCo, for inspection by the Registered Holder of any Warrant. PubCo may require any such holder to submit such holder’s Warrant for inspection by PubCo.

Annex A - 6

ANNEX B

FORM OF WARRANT CERTIFICATE

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive PubCo Shares pursuant to a Novation, Assumption and Amendment Agreement made and entered into as a deed as of [•], 2021, by and among PropertyGuru Pte. Ltd., PropertyGuru Group Limited (“PubCo”), and Epsilon Asia Holdings II Pte. Ltd., (the “Company Warrant Agreement”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Company Warrant Agreement may be obtained by the holder hereof upon written request to PubCo. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Company Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price as specified in the Company Warrant Agreement at the principal corporate office of PubCo. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that upon the occurrence of certain events the number of PubCo Shares issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a PubCo Share, PubCo shall, upon exercise, round down to the nearest whole number of PubCo Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate office of PubCo by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS ONE HUNDRED AND EIGHTY (180) DAYS AFTER THE AMALGAMATION EFFECTIVE TIME UNDER THE BUSINESS COMBINATION AGREEMENT (AS DEFINED IN THE COMPANY WARRANT AGREEMENT) EXCEPT AS PERMITTED UNDER PART 5 OF ANNEX A TO THE COMPANY WARRANT AGREEMENT.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of PubCo, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

PubCo may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

Annex B - 1

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive         PubCo Shares and herewith tenders payment for such PubCo Shares to the order of         (“PubCo”) in the amount of $         in accordance with the terms hereof. The undersigned requests that a certificate for such PubCo Shares be registered in the name of         , whose address is         and that such PubCo Shares be delivered to                     whose address is .         If said number of PubCo Shares is less than all of the PubCo Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such PubCo Shares be registered in the name of         , whose address is         and that such Warrant Certificate be delivered to         , whose address is .

[Signature Page Follows]

Date: , 20	(Signature)

(Address)

Signature Guaranteed:	(Tax Identification Number)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

Annex B - 2